EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

MOGUL ENERGY INTERNATIONAL, INC.

(A DELAWARE CORPORATION)

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

ARTICLE I
NAME

The name of the corporation (herein called the “Corporation”) is Mogul Energy International, Inc.

ARTICLE II
REGISTERED OFFICE AND AGENT

The address, including street number, city, and county of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in, promote, conduct, and carry on any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

(A)  Classes of Stock. The Corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $.0001 per share and the Preferred Stock shall have a par value of $.001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred million (100,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is ten million (10,000,000), which shares of Preferred Stock shall be undesignated as to series.

(B)  Cumulative Voting. Cumulative voting as provided for in Section 214 of the Delaware General Corporate Law shall not apply to this Corporation.

(C)  Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(D)  Preemptive Rights. No holder of shares of any class of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

(E)  Restrictions. The Corporation shall have the right to impose restrictions on the sale or other disposition of its shares provided that all such restrictions are place upon the certificates evidencing the Corporation's shares to which such restrictions apply.

ARTICLE V
INDEMNIFICATION

(A)  Exculpation. To the fullest extent permitted by the General Corporate Law of the State of Delaware, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporate Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporate Law of the State of Delaware as so amended.

(B)  Indemnification. To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which the General Corporate Law of the State of Delaware permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporate Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

(C)  Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article Fifth shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VI
MANAGEMENT OF THE CORPORATION

(A)  Management. The management of the business and conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(B)  Amendment of By-Laws. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

ARTICLE VII
DURATION

The Corporation is to have a perpetual existence.

ARTICLE VIII
INTERESTED STOCKHOLDERS

Section 203 of the General Corporate Law of the State of Delaware shall not apply to the Corporation.

ARTICLE IX
AMENDMENTS

From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, an all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article IX.

ARTICLE X
Name and Address of Sole Incorporator

The name and address of the sole incorporator is:

Joseph Sierchio
Sierchio Greco & Greco, LLP
720 Fifth Avenue
New York, New York

IN WITNESS WHEREOF, this Certificate of Incorporation has been signed by the undersigned sole incorporator this 25th day of July, 2005.

/s/ Joseph Sierchio
Joseph Sierchio, As Sole Incorporator